Exhibit 99.1

NEWS

NEWS

NEWS

CF INDUSTRIES REJECTS AGRIUM’S PROPOSAL AS GROSSLY INADEQUATE AND REAFFIRMS INTENT TO PURSUE BUSINESS COMBINATION WITH TERRA INDUSTRIES

CF Industries Would Agree to Modify Exchange Ratio for Terra to be Based on $27.50 per Terra Share

Modified Exchange Ratio Would be Not More Than 0.4539 of a CF Industries Share and Not Less Than 0.4129 of a CF Industries Share

DEERFIELD, IL, March 9, 2009 — CF Industries Holdings, Inc. (NYSE: CF) today announced that its board of directors has rejected the proposal from Agrium Inc. (TSX:AGU) (NYSE:AGU) as grossly inadequate.  CF Industries also announced that its board of directors has reaffirmed its intention to pursue a business combination with Terra Industries Inc. (NYSE: TRA).

The following letter has been sent to the Agrium Board of Directors:

March 9, 2009

Board of Directors

Agrium Inc.

13131 Lake Fraser Drive SE

Calgary, AB   T2J 7E8

Attention:	Frank W. Proto, Board Chair
Michael M. Wilson, President and Chief Executive Officer

Dear Members of the Board:

The Board of Directors of CF Industries Holdings, Inc. has rejected Agrium’s acquisition proposal.  The Agrium proposal is grossly inadequate and not in the best interests of CF Industries stockholders.  Agrium’s proposal is opportunistic, as your CEO himself has acknowledged in his public statements.  CF Industries also believes that Agrium’s proposal is a transparent attempt to interfere with CF Industries’ proposed business combination with Terra.

The CF Industries Holdings, Inc. Board of Directors also has reaffirmed its intent to continue to pursue a business combination with Terra Industries, which CF Industries is confident will be supported by our stockholders and by Terra’s stockholders.

Very truly yours,

Stephen R. Wilson

Chairman, President and Chief Executive Officer

CF Industries Holdings, Inc.

The following letter was sent to the Terra Board of Directors:

March 9, 2009

Board of Directors

Terra Industries Inc.

Terra Centre

600 Fourth Street

P.O. Box 6000

Sioux City, Iowa  51102-6000

Attention:	Henry R. Slack, Chairman of the Board
Michael L. Bennett, President and Chief Executive Officer

Dear Members of the Board:

The Board of Directors of CF Industries Holdings, Inc. has rejected the acquisition proposal from Agrium and reaffirmed its intent to continue to pursue a business combination with Terra Industries.  Our Board also has determined that CF Industries would be prepared to enter into a negotiated merger agreement with Terra on terms that provide certain value assurances to Terra’s stockholders.  Specifically, CF Industries would agree to an exchange ratio based on $27.50 for each Terra share, with an exchange ratio of not less than 0.4129 of a CF Industries share and not more than 0.4539 of a CF Industries share. The $27.50 per share represents an almost 70% premium to Terra’s stock price before we made our offer, while peer group stock performance has been essentially flat since that time.  While for Terra’s stockholders these terms provide value assurance and the possibility of a higher exchange ratio than our current offer, they also provide CF Industries’ stockholders with the possibility of a lower exchange ratio if CF Industries’ stock performs as we expect it will.  Agrium’s proposal only validates the value and upside potential in the CF Industries stock (and that proposal is itself grossly inadequate).

In Terra’s Schedule 14D-9, you raised the issue of whether, given Agrium’s proposal, CF Industries will be able to obtain the stockholder approval required under NYSE rules to issue CF Industries common stock.  While we are confident that the CF Industries stockholders will support a business combination with Terra, we are prepared to address the issue you raised by structuring the transaction so that a vote by the CF Industries stockholders will not be required.  We are prepared to enter into a negotiated merger agreement under which we would issue a participating preferred stock that would trade at parity with CF Industries common stock.  The terms of the participating preferred stock are set forth on the enclosed Term Sheet.  Issuance of the participating preferred stock would not require a vote of the CF Industries stockholders under the NYSE rules.

Terra’s 2009 Annual Meeting is required under its by-laws to be held not later than May 15.  We are confident that Terra’s stockholders support a business combination with CF Industries, and will show that support by voting for our slate of directors at the Annual Meeting.  Our confidence in the support of Terra’s stockholders is based on our belief that Terra’s stock would be trading very significantly below its current level absent our offer and the expectation of a business combination with CF Industries.

We have been willing to engage in meaningful discussions since we made our offer almost two months ago, and we continue to be willing to engage.

Very truly yours,

Stephen R. Wilson

Chairman, President and Chief Executive Officer

CF Industries Holdings, Inc.

The term sheet detailing the terms of the participating preferred stock can be found on www.transactioninfo.com/cfindustries.  The latest investor presentation is also posted on this site.

Morgan Stanley and Rothschild are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to CF Industries.

Additional information for Investors, Employees, Customers and the Agribusiness Community is available at www.transactioninfo.com/cfindustries or www.cfindustries.com.

Contacts

Charles A. Nekvasil

Director, Public and Investor Relations

847-405-2515 — CNekvasil@cfindustries.com

Susan Stillings / Monika Driscoll, 212-333-3810

Brunswick Group LLC

Alan Miller, 212-750-5833

Innisfree M&A Incorporated

About CF Industries

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries, Inc. is a major producer and distributor of nitrogen and phosphate fertilizer products. CF Industries operates world-scale nitrogen fertilizer plants in Donaldsonville, Louisiana and Medicine Hat, Alberta, Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States. The company also owns a 50 percent interest in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland. Additional information on CF Industries is found on the company’s website at www.cfindustries.com.

Additional Information

This press release relates to the offer (the “Offer”) by CF Industries Holdings, Inc. (“CF Industries”) through its direct wholly-owned subsidiary, Composite Acquisition Corporation (“Composite Acquisition”), to exchange each issued and outstanding share of common stock (the “Terra common stock”) of Terra Industries Inc. (“Terra”) for 0.4235 shares of CF Industries common stock. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, Terra common stock, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary Prospectus/Offer to Exchange included in the Registration Statement on Form S-4 (including the Letter of Transmittal and related documents and as amended from time to time, the “Exchange Offer Documents”) filed by CF Industries and Composite Acquisition with the Securities and Exchange Commission (the “SEC”) on February 23, 2009. The Registration Statement has not yet become effective. The Offer is made only through the Exchange Offer Documents. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

CF Industries and its wholly-owned subsidiary CF Composite, Inc. (“CF Composite”) intend to file a proxy statement and other relevant materials with the SEC in connection with the solicitation of proxies for the 2009 annual meeting of stockholders of Terra. INVESTORS AND SECURITY HOLDERS OF TERRA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of any documents filed by CF Industries with the SEC through the web site maintained by the SEC at www.sec.gov.  Free copies of any such documents can also be obtained by calling Innisfree M&A Incorporated toll-free at (877) 456-3507.

CF Industries, CF Composite, their respective directors and executive officers and the individuals nominated by CF Composite for election to Terra’s board of directors may be deemed to be participants in the solicitation of proxies from Terra stockholders for Terra’s 2009 annual meeting of stockholders. Information regarding such participants and a description of their direct and indirect interests in such solicitation, by securities holdings or otherwise, is contained in the Schedule 14A filed by CF Industries with the SEC on February 4, 2009. CF Industries and its directors and executive officers may also be deemed to be participants in any solicitation of proxies from Terra stockholders or CF Industries stockholders in respect of the proposed transaction with Terra. Information regarding CF Industries’ directors and executive officers is available in its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 4, 2008, and a description of their direct and indirect interests in such solicitation, by security holdings or otherwise, will be contained in the proxy statement/prospectus filed in connection with the proposed transaction with Terra.

All information in this press release concerning Terra, including its business, operations and financial results was obtained from public sources.  While CF Industries has no knowledge that any such information is inaccurate or incomplete, CF Industries has not had the opportunity to verify any of that information.

Safe Harbor Statement

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this press release, other than those relating to historical information or current condition, are forward-looking statements.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements.  Risks and uncertainties relating to the proposed transaction include: Terra’s failure to accept CF Industries’ proposal and enter into definitive agreements to effect the transaction; our ability to obtain shareholder, antitrust, regulatory and other approvals on the proposed terms and schedule; uncertainty of the expected financial performance of CF Industries following completion of the proposed transaction; CF Industries’ ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; CF Industries’ ability to promptly and effectively integrate the businesses of Terra and CF Industries; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.  Additional risks and uncertainties include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of our business and the agricultural sector; changes in global fertilizer supply and demand and its impact on the selling price of our products; the nature of our products as global commodities; intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; weather conditions; our inability to accurately predict seasonal demand for our products; the concentration of our sales with certain large customers; the impact of changing market conditions on our forward pricing program; the reliance of our operations on a limited number of key facilities; the significant risks and hazards against which we may not be fully insured; reliance on third party transportation providers; unanticipated adverse consequences related to the expansion of our business; our inability to expand our business, including the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements; acts of terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; losses on our investments in securities; loss of key members of management and professional staff; recent global market and economic conditions, including credit markets; and the other risks and uncertainties included from time to time in our filings with the SEC.  We undertake no obligation to update or revise any forward-looking statements.

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